EXHIBIT 99.1

Mid Penn Bancorp, Inc. Reports Third Quarter Earnings and Dividend Announcement

MILLERSBURG, Pa., Nov. 2, 2009 (GLOBE NEWSWIRE) -- Mid Penn Bancorp, Inc. ("Mid Penn") (Nasdaq:MPB), the parent company of Mid Penn Bank, today reported increased total assets, loans, and deposits for the third quarter of 2009, as well as third quarter earnings of $206,000, including per common share earnings of $0.06. Earnings for the third quarter of 2008 were $1,122,000, or $0.32 per common share. Through the first nine months of 2009, Mid Penn's earnings were $875,000, or $0.25 per common share. During the same period in 2008, Mid Penn recorded earnings of $3,355,000, or $0.96 per common share.

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                        2009 Financial Highlights
                        -------------------------
              (dollars in thousands, except per share data)

                                          09/30/09  09/30/08  % Change
                                          --------  --------  --------
 Total Assets                             $598,192  $552,412      8.3%

 Total Loans (net)                         477,043   419,383     13.7%

 Total Deposits                            471,416   417,897     12.8%

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                 Three Months Ended            Nine Months Ended
                 ------------------            -----------------
            09/30/09  09/30/08  % Change  09/30/09  09/30/08  % Change
            --------  --------  --------  --------  --------  --------

 Net
  Interest
  Income    $  4,670  $  4,292      8.8%  $ 13,357  $ 12,639      5.7%

 Net Income
  Available
  to Common
  Share
  -holders       206     1,122    -81.6%       875     3,355    -73.9%

 Diluted
  Earnings
  per Common
  Share         0.06      0.32    -81.3%      0.25      0.96    -74.0%

 Return on
  Equity       2.64%    11.10%    -76.2%     3.23%    11.09%    -70.9%
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President's Statement

Our earnings results for the third quarter of 2009, described in this press release, are a disappointment to me and all those involved at Mid Penn. While the core earnings engine of net interest income and net interest margin have shown continued improvement throughout 2009, net income was again affected by a much larger than normal Provision for Loan and Lease Losses and a much higher deposit insurance premium. These two expenses combined to deplete earnings before tax effect by $1,168,000, or $0.22 per common share after tax effect, more in the third quarter of 2009 than they did in the third quarter of 2008. These two expenses negatively influenced earnings before tax effect by $2,816,000, or $0.53 per common share after tax effect, more in the nine months ended September 30, 2009 than during the same period in 2008. Mid Penn's deposit insurance premium, which is the amount paid to the Federal Deposit Insurance Corporation to provide deposit insurance to our customers, is an expense that is completely out of our control and one that is not very predictable. Accordingly, our challenge is to drive the core earnings engine to a point where we are able to digest that expense if it in fact stays at these higher levels. Our net interest income and net interest margin both showed continued improvement during 2009, which indicates we are on our way to accomplishing that task.

The Provision for Loan and Lease Losses, which is the amount added to our Allowance for Loan and Lease Losses every quarter, is calculated primarily upon four factors: 1. Actual credit losses during the quarter. 2. Quantitative assessment of the risks in the remaining credit portfolio. 3. External factors such as the economy. 4. Loan growth experienced during the quarter. While all four factors contributed to the higher level of Provision throughout the three and nine months ended September 30, 2009, most of the increase was attributable to the first two factors. We, as most banks, have experienced a decline in our overall asset quality metrics, and it is only prudent to prepare now for the ultimate effects that might stem from that decline. With the risk assessment expertise we have put into place, we are able to identify problem credits and assess potential losses more efficiently. While we cannot do anything about the loans already in the portfolio, we are now in a better position to effectively manage the risks associated with those loans. Additionally, we have enhanced our underwriting process to ensure that loans currently being generated are of the appropriate quality and price. Stability in the Provision is dependent upon us being successful in both those tasks, and is an absolute must.

Through September 30, 2009, we generated net income of $0.25 per common share while distributing dividends to common shareholders totaling $0.52 per common share. Consequently, we announce today that we will suspend the quarterly dividend for the fourth quarter, and that announcement is the primary source of our disappointment. We have paid a quarterly dividend for years, and I know it is something that our loyal Stockholders have become accustomed to receiving. Unfortunately, we are not in a position to honor that custom during the fourth quarter, as doing so would impede our ability to remain a strong and viable community bank. It is my pledge to all of our Stockholders that we are all working diligently to get Mid Penn back to producing a stable and predictable earnings stream that will allow us to reinstate the quarterly dividend as quickly as possible. I am confident that we will honor that pledge.

Income Statement

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                 Three months ended            Nine months ended
                    September 30,                 September 30,
            ----------------------------  ----------------------------
 (dollars in
  thousands,
  except per
  share data) 2009      2008    % Change    2009      2008    % Change
 ---------------------------------------------------------------------
 Net
  Interest
  Income    $  4,670  $  4,292      8.8%  $ 13,357  $ 12,639      5.7%
 Total
  Revenues     8,795     8,984     -2.1%    26,155    26,649     -1.9%
 Total
  Operating
  Expenses     4,230     3,525     20.0%    12,439    10,448     19.1%
 Net Income
  Available
  to Common
  Share
  -holders       206     1,122    -81.6%       875     3,355    -73.9%
 Diluted
  Earnings
  per Common
  Share         0.06      0.32    -81.3%      0.25      0.96    -74.0%
 ---------------------------------------------------------------------

Net income available to common stockholders was $206,000 for the third quarter of 2009, a decrease of $916,000, or 81.6%, from $1,122,000 for the third quarter of 2008. Year-to-date, net income available to common stockholders totaled $875,000 for 2009, a decrease of $2,480,000, or 73.9%, from $3,355,000 in 2008. Fully diluted earnings per common share for the third quarter were $0.06, an 81.3% decrease from the $0.32 recorded for the same period a year ago. Fully diluted earnings per common share during the first nine months of 2009 were $0.25, a decrease of 74.0% from the $0.96 recorded during the same period in 2008.

Net Interest Income and Net Interest Margin

Net interest income for the third quarter of 2009 totaled $4,670,000, an increase of $378,000, or 8.8% from the $4,292,000 recorded a year ago. Net interest income for the first nine months of 2009 also increased from $12,639,000 in 2008 to $13,357,000, an increase of 5.7%. The improvement in net interest income was spurred by growth in average earning assets of 8.9% during the first nine months of 2009 coupled with a reduction in the average cost of funds from 3.41% during the first nine months of 2008 to 2.88% during the first nine months of 2009.

The net interest margin on a taxable-equivalent basis for the nine months ended September 30, 2009 was 3.43%, down 10 basis points from 3.53% during the same period in 2008. Net interest margin was adversely impacted during the period by a decline in the average yield on earning assets, which slipped from 6.50% to 5.89% between the first nine months of 2008 and 2009. This reduction was fueled by the decline in lending rates and other market rates to which Mid Penn indexes its variable rate loans and the negative effect of increasing nonaccrual loans on interest income.

Noninterest Expenses

Noninterest expenses for the third quarter of 2009 were $4,230,000, up 20.0% over $3,525,000 for the third quarter of 2008. Noninterest expense for the nine months ended September 30, 2009 was $12,439,000, an increase of 19.1% over $10,448,000 for the same period in 2008. The breakdown of noninterest expenses for the three months and nine months ended September 30, 2009, and 2008, respectively, are shown in the following table:

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                   Three months ended           Nine months ended
                    September 30,                 September 30,
            ----------------------------  ----------------------------
 (dollars in
  thousands)  2009      2008    % Change    2009      2008    % Change
 ---------------------------------------  ----------------------------
 Salaries
  and
  employee
  benefits  $  2,102  $  1,832     14.7%  $  6,224  $  5,428     14.7%
 Occupancy
  expense,
  net            225       227     -0.9%       661       754    -12.3%
 Equipment
  expense        304       208     46.2%       848       634     33.8%
 Computer
  expense        109       135    -19.3%       332       383    -13.3%
 PA bank
  shares tax
  expense        100        93      7.5%       301       277      8.7%
 FDIC
  assessment     347        12  2,791.7%       871        45  1,835.6%
 Legal and
  profess
  -ional
  fees           126       223    -43.5%       479       544    -11.9%
 Director
  fees and
  benefits
  expense         83        77      7.8%       225       245     -8.2%
 Marketing
  and adver
  -tising
  expense        145       155     -6.5%       606       337     79.8%
 Loss on
  sale/write
  -down of
  foreclosed
  assets          40        --      0.0%        76        32    137.5%
 Other
  expenses       649       563     15.3%     1,816     1,769      2.7%
 ---------------------------------------- ----------------------------
 Total
  non
  -interest
  expense   $  4,230  $  3,525     20.0%  $ 12,439  $ 10,448     19.1%
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The increase in expenses in 2009 over 2008 was driven by four primary factors. The first is the dramatic increase in the FDIC assessment. In addition to an increase in the ordinary assessment levied on financial institutions, the FDIC enacted a special assessment as of June 30, 2009. This special assessment was $265,000 at Mid Penn, and is reflected above in our year to date financial statements. The higher expense and special assessment were required for all FDIC insured institutions. The second major area of impact is in the area of salaries and employee benefits. These increases are the result of selectively adding talented employees to enhance Mid Penn's infrastructure and better serve our expanding customer base. The third expense area of note is marketing and advertising expense. Mid Penn invested significant dollars in the first six months of 2009 to increase core deposits in response to specific funding opportunities. During the third quarter a more targeted approach was adopted, focusing on internal calling efforts rather than broad media campaigns. The final area of impact was the opening in April 2009 of Mid Penn's new operations facility in Halifax. This project increased equipment expense, primarily depreciation costs, and fulfills much needed space enhancements for current and future growth.

Balance Sheet

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                                             September 30,
                                          ------------------
 (dollars in thousands)                     2009      2008    % Change
 ---------------------------------------------------------------------
 Total Assets                             $598,192  $552,412      8.3%
 Total Loans (net)                         477,043   419,383     13.7%
 Total Deposits                            471,416   417,897     12.8%
 Total Core Deposits                       369,298   307,171     20.2%
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Strong balance sheet growth continued throughout the first nine months of 2009. Loans increased 13.7% since September of 2008, spurred by credit-worthy business borrowers who were impacted by credit restrictions at regional or national financial institutions. Core deposit growth of 20.2% was robust as depositors exited the stock market for the safety and stability of insured deposit products. Additionally, more targeted focus has been given to increasing the core deposit base within our market throughout 2009, as we expand existing relationships and develop new ones within our footprint.

Asset Quality

Mid Penn's asset quality ratios are highlighted below:

----------------------------------------------------------------------
                                                   Period Ended
                                          ----------------------------
                                          Sept. 30, Dec. 31,  Sept. 30,
                                            2009      2008      2008
 ---------------------------------------------------------------------
 Non-performing assets to period-end loans
  and other real estate                      2.08%     1.30%     1.27%
 Net loan charge-offs/average total
  loans (annualized)                         0.11%     0.13%     0.09%
 Loan loss allowance/gross loans             1.58%     1.27%     1.19%
 Nonperforming loan coverage                79.04%   132.20%   125.76%
 ---------------------------------------------------------------------

Nonperforming assets and loans past due 90 days at September 30, 2009 totaled $10,827,000, or 2.23% of total loans, as compared to $7,540,000, or 1.73% of total loans, at December 31, 2008 and $9,374,000, or 2.21% of total loans one year ago. Mid Penn's provision for loan and lease losses was $1,108,000 for the third quarter of 2009, compared to $275,000 during the third quarter of 2008. For the nine months ended September 30, 2009, the provision for loan and lease losses was $2,520,000 compared to $530,000 for the first nine months of 2008. The increase in the provision for loan and lease losses for the quarter is a result of Mid Penn's loan growth of approximately $60,000,000 over the past twelve months and continued weakness in the overall economy.

Total net charge-offs for the three months ended September 30, 2009, were $72,000 versus net charge-offs of $232,000 for the same period in 2008. Total net charge-offs were $359,000 for the first nine months of 2009, compared to $253,000 for the first nine months of 2008.

Capital

The Bank's capital ratios at September 30, 2009 were as follows:

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                                                 Regulatory Guidelines
                              Mid Penn Bank        "Well Capitalized"
                          ---------------------  ---------------------
 Leverage Ratio                   8.24%                  5.00%
 Tier 1                           9.97%                  6.00%
 Total Capital                   11.22%                 10.00%
 ---------------------------------------------------------------------

Stockholders' equity at September 30, 2009, totaled $50,620,000, an increase of $9,924,000, or 24.4%, over September 30, 2008. The increase in stockholder's equity is primarily the result of the $10,000,000 received in December 2008 under the Treasury Department's Capital Purchase Program for strong well-capitalized banks.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this press release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Mid Penn to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words "expect", "anticipate", "intend", "plan", "believe", "estimate", and similar expressions are intended to identify such forward-looking statements.

Mid Penn's actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

 * the effects of future economic conditions on Mid Penn and the
   Bank's customers;
 * the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
 * governmental monetary and fiscal policies, as well as
   legislative and regulatory changes;
 * the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the
   Financial Accounting Standards Board and other accounting
   standard setters;
 * the risks of changes in interest rates on the level and
   composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;
 * the effects of economic deterioration on current customers, specifically the effect of the economy on loan customers'
   ability to repay loans;
 * the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in Mid Penn's market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the
   Internet;
 * technological changes;
 * acquisitions and integration of acquired businesses;
 * the failure of assumptions underlying the establishment of reserves for loan and lease losses and estimations of values of collateral and various financial assets and liabilities;
 * acts of war or terrorism;
 * disruption of credit and equity markets; and
 * deteriorating economic conditions.

All written or oral forward-looking statements attributable to Mid Penn are expressly qualified in their entirety by these cautionary statements.

The Mid Penn Bancorp, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6428

CONTACT: Mid Penn Bancorp, Inc.
         Rory G. Ritrievi, President
          Chief Executive Officer
         Kevin W. Laudenslager, Vice President
          Treasurer
         (717) 692-2133